News Release

FOR IMMEDIATE RELEASE

Contact Information:

Elizabeth Gaal

Investor Relations Associate

Phone: 203-222-5942

Fax: 203-222-0130

Email: elizabeth.gaal@terex.com

TEREX CORPORATION ANNOUNCES THIRD QUARTER EARNINGS CONFERENCE CALL DATE

Westport, CT, October 15, 2009 - Terex Corporation (NYSE:TEX) will release its third quarter 2009 financial results on Wednesday, October 21, 2009 after market close. The Company will host a conference call to review the financial results on Thursday, October 22, 2009 at 8:30 a.m. EDT. Ronald M. DeFeo, Chairman and CEO, will host the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a diversified global manufacturer with 2008 net sales of $9.9 billion. Terex operates in four business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, and Terex Materials Processing & Mining. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website to make information available to its investors and the market at www.terex.com.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com